Exhibit 99.2
On October 25, 2007, OSI Pharmaceuticals, Inc. (the “Company”) held a webcast conference call regarding its financial results for the quarter ended September 30, 2007 as well as an update on the Company’s business. The following represents a textual representation of remarks by Kathy Galante, Investor Relations, Colin Goddard, PhD., Chief Executive Officer of the Company, Gabriel Leung, Executive Vice President and President (OSI) Oncology and Michael G. Atieh, Executive Vice President and Chief Financial Officer of the Company.
Operator
[Operator’s Instruction]
Kathy Galante
[Kathy Galante’s Introduction]
Before we begin, I would like to remind you that we will be making forward-looking statements relating to financial results and clinical and regulatory developments on the call today. These statements cover many events that are outside of OSI’s control and are subject to various risks that could cause the results to differ materially from those expressed in any forward-looking statement. I refer you to our SEC filings for a detailed description of the risk factors affecting our business. Now over to Mike.
Michael Atieh
[Michael Atieh discusses quarterly information]
Dr. Colin Goddard
Thanks, Mike. As we’ve discussed previously over the last year and a half, we’ve been reengineering the business as a means of re-establishing the value creation and growth proposition that we believe is OSIP. We’ve been striving to strike the right balance between delivering financial performance and appropriate reinvestment in the business and, in addition to bringing our cost base into alignment, we’ve been primarily focused on the continued execution on our Tarceva program, prioritizing our R&D investments in oncology and diabetes and divesting the eye business, which we have consequently categorized as discontinued operations.
As Mike has already mentioned, with our 2007 EPS guidance now at US$1.65 per share, we have unequivocally put the business on a sound financial footing, we’ll be close to US$100 million in positive cash flow from continuing operations anticipated in 2007, we expect to close the year with a substantially improved cash position. While our 2007 income statement has been the beneficiary of strong deal and license related revenues, mainly from the Lily and Renovo deals, together with another exceptional year of licensing activity around the DP-IV patent estate, we believe we have our cost base aligned appropriately with our revenue growth and expect sustained profitability even as we advanced key R&D programs in 2008.

The last structural piece of our turnaround strategy is the completion of the divestiture of the eye business. As we noted on our second-quarter call, we are working towards divestiture of the remaining Macugen-related assets towards the end of the year. One of the more attractive aspects of this timing is it allows us to retain the opportunity to utilize the Eyetech-related net operating losses, which total over US$140 million and become available for us to utilize within the parent business on the second anniversary of the closing of the original transaction in November. A recent round of cutbacks in the eye business operation has reduced our eye business headcount to approximately 25 and the anticipated monthly cash burn going forward to about US$1.5 million per month.
Clearly the anchor for the growth of the reengineered overall business is still Tarceva, with the global growth of the brand with 32% growth in the third-quarter sales versus 2006, continues to be impressive. While the returns issue in the U.S. has impacted reported sales over the last two quarters, rest of world sales have been growing at a handsome fit, with rest of world sales at US$331 million year-to-date representing a 101% increase over the same period last year.
We also had recent developments in two key ex-U.S. markets, Japan and England. Last Monday, we announced the approval of Tarceva in Japan. Tarceva was approved for the treatment of patients with non-resectable, recurrent and advanced non-small cell lung cancer, which is aggravated following chemotherapy. Japan, where approximately 85,000 patients are newly diagnosed with non-small cell lung cancer every year, represents a key approval for the brand. The approval was supported by two Phase II trials that confirm the safety and efficacy of Tarceva in Japanese patients in support of the landmark BR.21 survival study.
Although there have been some past related serious adverse reactions, including Interstitial Lung Disease were reported in the Phase II studies; so Chugai, our partners in Japan, have agreed to a post-marketing surveillance for the first 3,000 patients who receive Tarceva.
In the UK, NICE have agreed to another review of their controversial decision not to recommend reimbursement of Tarceva by the National Health Service in England and Wales. This process will likely take up to a year and during this review period, our partners, Roche, have announced that they will offer a UK-specific Tarceva access program, under which they will subsidize the cost of Tarceva to the NHS such that patients can be offered Tarceva at the same average cost of docetaxel.
The Tarceva access program is not a price discount. The UK list price is unaffected. It was put in place immediately upon announcement of the last until NICE make their review decision. The net result of this, however, is that with the Japan launch anticipated around year end we will be selling Tarceva into important new territories in the first part of 2008.
Our progress in the third quarter is consistent with our view that the predominant global volume and sales gross profit for the brand in 2007 and early part of 2008 will be the strong growth in ex-U.S. sales. We then anticipate second half 2008 data from the SATURN front-line non-small cell lung cancer Phase III maintenance study and BETA lung Phase III Avastin Tarceva second-

line combination study, driving a reacceleration of U.S. and global Tarceva sales thereafter, assuming, of course, positive data and successful registration.
Accrual to the key SATURN study continues on track with the anticipated data from this study due, as we said, in the second half of next year. Accrual to the other alliance sponsored important Phase III studies, that’s the BETA lung study and our RADIANT adjuvant non-small cell lung cancer study, also continues on track. Nonetheless, while we believe positive new trial data could materially impact the reacceleration of growth in the second half of 2008, we continue to anticipate some nearer-term benefit in the U.S. market from the reorganized selling effort for Tarceva and growing impact from the new dedicated OSI Genentech sales force. There are some indications that the commercial campaign reemphasizing the particular value of Tarceva in certain subsets of patients is starting to make inroads.
On the competitive front, we continue to await flex data in order to better assess the impact of this. However, we remind you that the flex study, which employed the less commonly used Navalbine Cisplatin combination, follows on the heels of the failed BMS-099 study and is the only one of eight major Phase III studies expected to read out over the last two years involving competitive agents such as Iressa, Erbitux, Telcyta and Velcade to turn positive. We believe this outcome represents a substantial lowering of the competitive risks surrounding Tarceva and a reminder of the value of our best in class therapeutics.
We were also pleased to receive official notification this quarter from the United States patent trademark office that the core Tarceva composition of matter patent has been extended through November the 8th, 2018. In addition, supplementary protections certificates have also been granted for Tarceva extending exclusivity with 14 countries, including key European markets such as France, Germany, Italy and the UK.
Moving beyond Tarceva, we have recognized that we need to do more than simply maximize Tarceva cash flows and deliver financial performance if we’re going to really build the strategic value of our business for our shareholders. We also recognize that our clinical assets is an expensive, overpriced, and highly competitive exercise that’s ripe with risk. We are therefore chosen to focus primarily on drawing out the value in our own high-quality oncology and diabetes development pipelines and to establish a differentiated research capability in oncology.
We are invested in our research and development pipeline in a highly disciplined manner. As such, for those core development assets where we clearly see ourselves as having differentiated best in class or first in class potential, we will tend to invest aggressively and maintain control of these assets in order to deliver a maximum step-up in value to our shareholders as we move them through development and into the marketplace. For those assets and programs that are less differentiated or face stiff competition, we are more likely to see partnering or out-licensing arrangements that will allow these programs to move forward competitively while freeing up resources to invest in the key core programs.

In this regard, we were pleased to see our core IGF-1 receptor inhibitor program recognized on Tuesday as part of the media program at 2007 AACR-NCI-EORTC molecular targets and cancer therapeutics meeting in San Francisco. OSI-906, our potentially first in class small molecule IGF-1 receptor inhibitor is progressing through both continuous and intermittent dosing Phase I trials. OSI-906 has broad potential in all major tumor types, including lung, prostate, breast, and colorectal cancer and has demonstrated synergistic benefit with Tarceva in preclinical models.
We also continue to make progress with PSN9301, our potentially differentiated prandially dosed DP-IV inhibitor currently in Phase II trials. We announced the successful completion of a drug interaction study of PSN9301 with Metformin this quarter and continue to move forward in building an ultimate profile, whereby PSN9301 dosed prandially at breakfast and dinner, either as a monotherapy or in combination with Metformin, may deliver equivalent efficacy in terms of the maintenance of biologically relevant GLP-1 levels, so that achieved by established once a day DP-IV inhibitor competitors, while allowing near normal DP-IV activity inter-prandially and overnight on other important DP-IV substrate peptides, including Substance P, PYY and NPY. This could include the DP-IV activation of the appetite fact of PYY. Any weight loss or side effect profile benefits of PSN9301 may allow for differentiated positioning in this enormous emerging market. As we discussed on prior calls, we have chosen to focus our business development efforts on pursuing supplementary and complementary research efforts in technology that we can acquire, or in the case of the recent AVEO announcement, build collaborations around, such that we’re we are able to differentiate our research platforms and thereby to collectively increase the technology value of our business.
The AVEO collaboration is designed to support our efforts to build a unique differentiated and industry-leading oncology research effort in the area of Epithelial-to-Mesencymal Transition, or EMT, biology. Our EMT program is at the heart of our efforts to build on our core research expertise in small molecule — molecular, targeted therapy research by embarking upon a plan that builds on the core strength and expertise of the internal oncology research groups and orients them towards a goal of building a comprehensive platform of IT, proprietary know-how and integrated discovery and translational research capabilities in order to exploit our emerging understanding of EMT.
I’ll remind you that our interest in EMT first arrived from our translational research efforts into better understanding which patients gained optimal benefit from Tarceva therapy. We look forward to briefing our investors and the analyst community more fully on all of our R&D programs at our upcoming research analyst day, scheduled for Thursday, November the 29th in New York.
In summary, let me close by saying that we believe that this strong third quarter is another important milestone in our journey to re-establish the value creation and growth proposition of OSIP. Our turnaround plan has yielded nine-month year-to-date global Tarceva sales of US$635 million, growing at 38% versus the same period a year ago, the establishment of strong profitability for the business and a highly disciplined approach to balancing R&D investment in the business against financial performance. We believe that we have the Company well-

positioned to enter 2008, which could provide robust clinical data for further accelerate Tarceva revenue growth and the emergence of high-quality core clinical pipeline assets to round out the business. We remain committed to growing shareholder value by building the strategic value of our Company in terms of both financial performance and step-ups in the value of our core assets by thoughtful and focused reinvestment in the business. Thank you for joining us on the call and with that, Blanche will be happy to open up the lines for Q&A.
[A question and answer session followed]